Exhibit 10.1

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

AMENDED AND RESTATED
JOINT VENTURE AGREEMENT

This Amended and Restated Joint Venture Agreement (the “Agreement”), is made effective as of October 31, 2006 by and between State Street Corporation (hereinafter called, “State Street”), a Massachusetts corporation with its principal offices at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111 and DST Systems, Inc. (hereinafter called “DST”), a Delaware corporation with its principal offices at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105.

WHEREAS, State Street and DST are parties to an Agreement dated as of July 1, 1974, as amended (the “Original Joint Venture Agreement”).

WHEREAS, Boston Financial Data Services, Inc., a Massachusetts corporation (“Boston Financial”), is the corporation formed and operating pursuant to the Original Joint Venture Agreement and each of State Street and DST owns 50% of the shares of Boston Financial’s common stock; and

WHEREAS, State Street and DST desire to amend and restate the Original Joint Venture Agreement in order to update the documentation to reflect their current agreement in certain areas.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

Section 1.                                            Agreement to Undertake Joint Business.

1.1.          State Street and DST have agreed, subject to the terms and conditions contained herein, to join in the establishment and continuation of a business engaged in mutual fund transfer agency, recordkeeping, shareholder servicing, and related services, with the head office of such business located in Quincy, Massachusetts.

Section 2.               Formation of Boston Financial.

2.1.          Boston Financial.  State Street formed Boston Financial as a Massachusetts business corporation, and Boston Financial is jointly owned by State Street and DST and is and shall be the vehicle for conducting the joint business described herein.

2.2.          Business Purpose of Boston Financial.  The principal business purpose of Boston Financial is to provide mutual fund transfer agency, shareholder record keeping services and

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

related data processing services to investment companies, banks, other financial institutions and other business entities.

2.3.          Corporate Actions.  State Street and DST each warrants that it has taken such corporate actions as are necessary to ratify and authorize the execution of this Agreement, the formation of and investment in Boston Financial and to authorize Boston Financial to enter into any and all agreements required or contemplated herein.

2.4.          Approval of Regulatory Bodies.  Each party has taken such actions and made such necessary applications in connection with this Agreement and the establishment of Boston Financial under the Original Joint Venture Agreement as required of it to ensure that any required approval was obtained from any state or federal regulatory or supervisory authority having jurisdiction over each such party.

2.5.          Articles of Organization.  Boston Financial’s Articles of Organization, as amended and restated, are on file with the Secretary of State of the Commonwealth of Massachusetts and a copy of such Articles is attached hereto as Exhibit 1.

2.6.          By-Laws.  Boston Financial’s By-Laws have been adopted, and from time to time amended, by its Board of Directors and a copy of such By-Laws is attached hereto as Exhibit 2.

2.7.          Distribution of Shares.  State Street owns 1,000 shares of Boston Financial’s Class A Common Stock and DST owns 1,000 shares of Boston Financial’s Class B Common Stock and the parties agree that Boston Financial shall not issue any other capital stock or other securities except as provided herein.

2.8.          Control.  Boston Financial is and shall continue to be managed and controlled through a Board of Directors consisting of two classes, designated as Class A Directors and Class B Directors, each class consisting of five members.  Class A Directors shall be elected by the holders of Class A Common Stock, and Class B Directors shall be elected by the holders of Class B Common Stock.  Any action taken by said Board of Directors shall require a majority vote which must include at least one affirmative vote from each class of Directors.  The shareholders of each class shall be entitled to remove any or all of those directors which it has elected, with or without cause.  Any vacancy created by death, resignation, removal or any other cause shall be filled by that class of stock which elected the director who has vacated.    The Board of Directors may appoint an Executive Committee consisting of the President of Boston Financial (who shall have no vote with respect to Executive Committee matters) and at least one Class A Director and one Class B Director (the “Executive Committee”).  The Executive Committee may exercise all powers delegated to it by the Board of Directors except those which by law, by the articles of organization or the by-laws may not be so delegated and any action taken by the Executive Committee shall require a majority vote which must include at least one affirmative vote from each class of Director.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

2.9.          Restrictive Legend on Shares.  The transfer of all shares of capital stock of Boston Financial shall be restricted in accordance with the provisions of Section 10 of this Agreement, and all stock certificates representing shares of stock of Boston Financial shall bear the following legend:

“The shares represented by this certificate are subject to a restriction on transfer pursuant to the articles of organization of the corporation and may not be transferred except in compliance therewith.  The corporation will furnish a copy thereof to the holder of this certificate upon written request and without charge.”

Section 3.                                            Contributions by State Street.

3.1.          Financial Commitment.  State Street has purchased 1,000 shares of Class A Common Stock of Boston Financial, $10 par value, at a price of $250 per share or a total price of $250,000.  State Street agrees to purchase up to 1,000 additional shares of such stock at $250 per share if the Board of Directors of Boston Financial should determine that Boston Financial needs additional capital.  State Street shall be obligated to purchase such additional shares of stock only if DST concurrently purchases an equal number of shares of Class B Common Stock at a price of $250 per share.

3.2.          Service Agreement.  State Street has caused State Street Bank and Trust Company (hereinafter called the “Bank”) to enter a Service Agreement with Boston Financial and Boston Financial and the Bank have been performing and will continue to perform their respective obligations under the Service Agreement, as amended (the “Service Agreement”), and a copy of the Service Agreement is attached hereto as Exhibit 3.

Section 4.                                            Contributions by DST.

4.1.          Financial Commitment.  DST has  purchased 1,000 shares of Class B Common Stock of Boston Financial, $10 par value, at a price of $250 per share or a total price of $250,000.  DST agrees to purchase up to 1,000 additional shares of such stock at $250 per share if the Board of Directors of Boston Financial should determine that Boston Financial needs additional capital.  DST shall be obligated to purchase such additional shares of stock only if State Street concurrently purchases an equal number of shares of Class A Common Stock at a price of $250 per share.

4.2.        Data Processing Support Agreement  DST and Boston Financial have entered into, a Data Processing Support Agreement and have been performing and will continue to perform their respective obligations under the Data Processing Support Agreement, now in the form of the Amended and Restated Data Processing Support Agreement attached hereto as Exhibit 4.

4.3.          Systems and Training Support.  DST will make available to Boston Financial, at a reasonable charge, its expertise in the areas of data processing.  In addition, DST will, upon the

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

reasonable request of Boston Financial, actively assist Boston Financial in machine and equipment layout and design and in the training and orientation of Boston Financial’s employees.

Section 5.                                            General Agreements.

5.1.          Obligations as Joint Venturers.  Both State Street and DST recognize and agree to fulfill their obligations as joint venturers relative to the operation and support of Boston Financial; and each party agrees to exercise the utmost good faith in its fulfillment of such obligations.  Specific questions as to any particular transaction may be resolved between the parties hereto and written evidence of any agreement on such questions shall be presumptive evidence of compliance with the obligations of one party to the other.

5.2.          Performance by Boston Financial.  Periodic reports of performance by Boston Financial relative to certain industry standards will be provided to both DST and State Street.  Each party reserves the right to devote additional resources to support the operation of Boston Financial when such performance is consistently below standard for a period of 90 days.  All reasonable costs related to such additional assistance shall be charged to Boston Financial if approved by Boston Financial’s Board of Directors; otherwise such costs shall be borne by the party devoting such additional resources.

Section 6.                                            Representations and Warranties.

6.1.          Representations and Warranties of State Street.  State Street hereby represents and warrants that:

(a)           No Violation of Agreements.  To the best of State Street’s knowledge, neither the execution and delivery of this Agreement by State Street or of the Service Agreement by the Bank, nor the compliance with the provisions hereof or thereof by State Street and the Bank, will violate any law or regulations, or any order or decree of any court or governmental instrumentality, or will conflict with, or result in a breach of, any indenture, mortgage, deed of trust, agreement or other instrument to which State Street or the Bank is a party or by which State Street or the Bank is bound, or violate any provision of the Articles of Organization or By-Laws of State Street.

(b)           No Material Adverse Agreements.  State Street is not a party to any agreement or instrument or subject to any corporate restriction materially and adversely affecting its operations, business, properties or financial condition.

(c)           No Litigation.  Unless otherwise disclosed in writing to DST by State Street in connection with this Agreement, there are no actions, suits or proceedings pending, or to the best of State Street’s knowledge threatened, which question the validity of this Agreement or the Service Agreement or which might result in any material adverse change in the business, operations, affairs, properties or assets or in the condition, financial or otherwise, of State Street or which affect State Street’s ability to fulfill its obligations contemplated hereby or thereby or which in any way impair the right

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

of State Street or the Bank to perform as contemplated in this Agreement or the Service Agreement.

(d)           Governmental Action.  Except as provided in this Agreement, to the best of State Street’s knowledge, no consent, approval or authorization of or declaration or filing with, any governmental or public body or authority is required to authorize the execution, delivery and performance by State Street of this Agreement or by the Bank of the Service Agreement or the consummation by State Street of any other transaction contemplated hereby or thereby that has not already been obtained in connection with the Original Joint Venture Agreement.

6.2.          Representations and Warranties of DST.  DST hereby represents and warrants that:

(a)           No Violation of Agreements.  To the best of DST’s knowledge, neither the execution and delivery of this Agreement or the Amended and Restated Data Processing Support Agreement by DST, nor the compliance with the provisions hereof or thereof by DST will violate any law or regulations, or any order or decree of any court or government instrumentality or will conflict with, or result in a breach of, any indenture, mortgage, deed of trust, agreement or other instrument to which DST is a party or by which DST is bound, or violate any provision of the Certificate of Incorporation or By-Laws of DST.

(b)           No Material Adverse Agreements.  DST is not a party to any agreement or instrument or subject to any corporate restriction materially and adversely affecting its operations, business, properties or financial condition.

(c)           No Litigation.  Unless otherwise disclosed in writing to State Street by DST in connection with this Agreement, there are no actions, suits or proceedings pending, or to the best of DST’s knowledge threatened, which question the validity of this Agreement or the Amended and Restated Data Processing Support Agreement or which might result in any material adverse change in the business, operations, affairs, properties or assets or in the condition, financial or otherwise, of DST or which affect DST’s ability to fulfill its obligations contemplated hereby or thereby or which in any way impair the right of DST to perform as contemplated in this Agreement or the Amended and Restated Data Processing Support Agreement.

(d)           Governmental Action. Except as provided in this Agreement, to the best of DST’s knowledge, no consent, approval or authorization of or declaration or filing with, any governmental or public body or authority is required to authorize the execution, delivery and performance by DST of this Agreement or the Amended and Restated Data Processing Support Agreement, or the consummation by DST of any other transaction contemplated hereby or thereby that has not already been obtained in connection with the Original Joint Venture Agreement.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

Section 7.                                            Arms Length Dealing.

7.1.          General.  Neither DST, State Street nor any of their respective affiliates will, directly or indirectly, enter into any transaction with Boston Financial which is not as favorable to Boston Financial as a similar transaction would have been with a non-affiliated person, unless specifically authorized by the Board of Directors of Boston Financial.

7.2.          Fees under the Amended and Restated Data Processing Support Agreement.

(a)           DST will charge Boston Financial fees and other charges under the Amended and Restated Data Processing Support Agreement and related agreements in such amounts and for such terms as DST and Boston Financial shall from time to time agree.  [***]

(b)           If State Street acquires all of DST’s ownership interest in Boston Financial pursuant to Section 10.1 hereof or pursuant to the First Refusal Agreement referred to in Section 10.2 hereof, and so long as State Street and/or its affiliates own all of the capital stock of and other ownership interests in Boston Financial, DST agrees, that, if requested by State Street, the Amended and Restated Data Processing Support Agreement shall be extended for 120 months (or such lesser term as State Street shall designate at the time it acquires such ownership of Boston Financial) (the “Extended Term”) [***].  If, during the Extended Term, State Street desires to remove active accounts from the DST System (as defined in the Amended and Restated Data Processing Support Agreement) and State Street or Boston Financial intend to continue to service such accounts using other software systems not provided by DST, State Street may do so from time to time only by giving DST at least 24 months notice of any such removal stating with specificity the State Street or Boston Financial client for which accounts will be removed and the approximate number of account to be removed.

(c)           DST’s [***] out of pocket expenses shall be set forth on an exhibit to the Amended and Restated Data Support Agreement, which exhibit may be amended from time to time by mutual agreement of the parties.  [***]

7.3.          Other Business Commitments.

(a)           Excluding existing relationships with its clients and except as otherwise provided in Section 7.3(c), DST agrees that it shall not, without the approval of the Executive Committee (as outlined in 7.3(c) below), provide use of DST’s TA 2000 System TM  if the effect of such action is to place the acquirer of such service and/or system into competition with Boston Financial or its wholly owned subsidiary, National Financial Data Services, Inc. (“NFDS”), in the business of providing mutual fund transfer agency, recordkeeping, shareholder and related services.

(b)           Excluding existing relationships with its clients, State Street agrees that neither it nor the Bank shall, without the approval of the Executive Committee (as outlined in 7.3(c) below), engage in any business (directly or through partnerships joint

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

ventures or other contractual arrangements) in the United States which would cause any of them to directly compete with Boston Financial or NFDS in the business of providing mutual fund transfer agency, recordkeeping, shareholder and related services.

(c)           It is the intention of the parties whenever possible to direct all opportunities to provide full service transfer agency, recordkeeping and shareholder services (“full service”) to Boston Financial and DST agrees not to expand its full service business in a manner to compete directly with Boston Financial.  Notwithstanding the provisions of 7.3:

(i)                                     In the event a client of Boston Financial asks DST to quote remote user or full service fees, DST shall secure approval of the Executive Committee prior to making the quote for such services.

(ii)                                  In the event a third party, which is neither an existing client of Boston Financial nor an existing client of DST, asks DST to quote full service fees, DST shall secure approval of the Executive Committee prior to making the quote for such services.

(iii)                               In the event a third party asks State Street to provide full service transfer agency, recordkeeping and shareholder services, State Street shall secure approval of the Executive Committee prior to making the quote for such services.

(iv)                              In the event a remote service client of DST asks DST to quote full service fees, DST agrees to discuss the opportunity with Boston Financial and whenever reasonably possible to direct such client’s full service work to Boston Financial.

Whenever Executive Committee approval is required under this Section 7.3 for DST or State Street to provide services to a third party, and such approval is obtained, DST and State Street agree that, wherever reasonably possible and to the extent permitted by the client to delegate the performance of such services to Boston Financial.

DST and State Street shall not be required to obtain Executive Committee approval with respect to providing any such quotes or services which DST or State Street has offered or referred to Boston Financial and which Boston Financial has declined to accept.

(d)           DST agrees to cooperate with Boston Financial on any bids Boston Financial makes for any potential full-service clients, including considering in good faith any client specific concessions proposed by Boston Financial with respect to Boston Financial or DST Systems-related fees.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

(e)           All services provided to Boston Financial by DST and State Street and their respective affiliates and agents shall be at least equal in quality and response time to similar services provided by them to any other client.  DST hereby agrees to make accurate and complete books and records relating to services, fees and levels of quality with respect to Boston Financial available for inspection by State Street and its accountants, at State Street’s expense, upon not less than five business days’ prior notice to DST during DST’s normal business hours, at the place where such books and records are regularly maintained.  State Street hereby agrees that it shall cause the Bank to make accurate and complete books and records relating to services, fees and levels of quality with respect to Boston Financial available for inspection by DST and its accountants, at DST’s expense, upon not less than five business days’ prior notice to State Street during State Street’s normal business hours, at the place where such books and records are regularly maintained.

7.4.          Support Services to NFDS.  Any DST support services provided to NFDS (e.g. human resources, payroll, facilities) will be provided on a direct cost basis subject to mutual agreement among the parties.

7.5.          Services by the Bank.  State Street agrees that any fees and charges (including interest) it or its affiliated bank charges Boston Financial shall be [***]

7.6.          Services by DST Output, Inc.  The terms and conditions under which DST’s subsidiary, DST Output, Inc. (“DSTO”) or its affiliates, may provide certain print/mail services to Boston Financial or to certain Boston Financial clients and the fees with respect thereto currently are set forth in the Service Agreement between DSTO and Boston Financial dated as of March 24, 2005, as amended.

7.7                     [***] and [***] Expenses.  Boston Financial shall bear the [***] of [***] services provided to Boston Financial by State Street or its affiliates including without limitation [***], [***], and other expenses [***] to and/or [***] by such [***] personnel performing services for Boston Financial (excluding [***] charges of the bank).  In addition, Boston Financial shall pay all fees and expenses of [***] (and the Bank’s [***] expenses in connection therewith).  State Street or its affiliates shall also make available to Boston Financial the full extent of its expertise and experience in the area of [***].  State Street agrees to use its best efforts, skill and knowledge to advance Boston Financial’s interests in performing such services.  Boston Financial shall bear [***] of the costs of such [***]  services provided by State Street with the [***] of such costs to be borne by State Street.  [***] services shall be priced at State Street’s [***], including [***], [***] and necessary [***] and [***] expenses (but not including any [***] costs of State Street).  State Street or the Bank, as the case may be, shall have the right to set off the portion of the [***] costs payable by Boston Financial hereunder against any fees payable by the Bank or State Street to Boston Financial.  All such costs and expenses shall be [***] and documented.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.   Redacted portions are indicated with the notation “[***]”.

Section 8.               Books, Records and Audits.  State Street and DST agree that Boston Financial will keep books and records with respect to its operation in accordance with good business practice and generally accepted accounting principles; and so long as State Street or DST retain ownership, they shall cause Boston Financial to cooperate with their respective internal and independent auditors and will permit any such auditors reasonable access, during normal business hours, to the business, records and personnel of Boston Financial.  In addition, Boston Financial shall cooperate fully with all regulatory agencies in their examinations.

Section 9.               Amendment.  This Agreement may be amended in whole or in part by mutual written agreement of State Street and DST.

Section 10.                                      Termination and Sale of Interest by Either Party.

10.1.        Put and Call Option.  If either State Street or DST desires to terminate this Agreement and the related arrangement for ownership of Boston Financial it shall have the following option:

(a)           To establish a price payable in cash or a promise to pay cash (the “offering price”) for 50% of the then outstanding shares of stock of Boston Financial.

(b)           To submit to the other party in writing an offer to sell all shares of capital stock of Boston Financial then owned by it or to purchase all shares of capital stock of Boston Financial then owned by the other party at the offering price.

(c)           The party receiving such an offer shall have 90 days from the receipt of the offer either to accept the offer to purchase or to elect to purchase at the offering price the offering party’s capital stock of Boston Financial.

(d)           Should the party receiving the offer specified in Section 10.1(b) elect to purchase the offerer’s stock at the offering price, the offerer shall be bound by such election and must sell to the receiving party at such price.

(e)           In the event the party receiving the offer described in Section 10.1(b) fails to respond as provided in Section 10.1(c), such party shall be deemed to have accepted the other party’s offer to purchase on the 90th day following receipt of the offer to purchase.

(f)            The offer described in Section 10.1(b) may be withdrawn only by agreement of DST and State Street.

(g)           Within 30 days after the acceptance of the offer to purchase or the election to purchase, the selling party shall tender certificates for all of its capital stock of Boston Financial to the purchasing party, duly endorsed in proper form for transfer and free and clear of all liens and encumbrances and the purchasing party shall deliver to the selling party the offering price (as described in the offer) in exchange for such certificates.

10.2.        First Refusal.  In addition to the rights and obligations set forth in Section 10.1, State Street and DST each may only sell or otherwise dispose of the capital stock in Boston Financial owned by it pursuant to the First Refusal Agreement attached hereto as Exhibit 5.

10.3.        Survival of Agreements.  The Service Agreement and the Amended and Restated Data Processing Support Agreement both shall survive and exist independent of any termination of this Agreement or exercise of any right contained in this Section 10.

Section 11.                                      Miscellaneous.

11.1.        Survival of Representations and Warranties.  All representations and warranties made herein shall survive the execution of this Agreement and for a period of four years but not there after, and shall bind and inure to the benefit of the successors and assigns of the parties hereto whether so expressed or not.

11.2.        Successors and Assigns.  All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by, the parties hereto, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party to any other person without prior written consent of the other party hereto.

11.3.        Specific Performance.  It is recognized by the parties hereto that the benefits and other rights granted hereunder are unique and loss thereof may not be fully compensated by money damages. Therefore, the parties agree that either party shall have the right, in addition to all other rights and remedies available to it, to a decree for specific performance to secure compliance with the provisions of this Agreement, the Amended and Restated Data Processing Support Agreement, or the Service Agreement.

11.4.        Brokerage and Finders’ Fees.  State Street and DST represent and warrant that there are no claims for brokerage commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  Insofar as any such claims may be alleged to be based on arrangements or agreements made by, or on behalf of, a party, such party agrees to indemnify and hold the other parties harmless from and against all liability, loss, cost, damage or expense, including reasonable counsel fees, arising therefrom.

11.5.        Indemnification; Consequential Damages.  Each party will defend, indemnify and hold harmless the other party against all claims, demands, causes of action, actions, suits, proceedings, judgments, decrees, debts, liabilities, costs, legal fees and expenses of every kind whatsoever which may (except as herein otherwise provided) arise out of breach by such party of any representation, warranty or agreement to the other party herein contained.  In no event shall either party be liable to the other party or to any third party for any indirect, punitive, incidental, special or consequential damages (including but not limited to such damages arising from breach of contract or warranty or from negligence or strict liability), in connection with this Amended and Restated Joint Venture Agreement, even if such party has been advised of the possibility of such damages and regardless of the legal or equitable theory (contract, tort or otherwise) upon which the claim is based.

11.6.        Notices.  All communications and notices provided for herein shall be in writing, and shall be deemed to have been duly given if delivered personally, or if sent by registered or certified mail, postage prepaid, addressed:

If to State Street:

Secretary

State Street Corporation

State Street Financial Center

One Lincoln Street

Boston, Massachusetts  02111

If to DST:

President

DST Systems, Inc.

333 W. 11th Street

Kansas City, Missouri  64105

or to the attention of such other person at such other addresses as may have been furnished by any party to the other parties in writing. Such notices shall be effective on the date delivered if delivered personally or on the day after mailing if mailed.

11.7.        Entire Agreement.  The parties agree that this Agreement and the Exhibits attached hereto supercede the Original Joint Venture Agreement, the exhibits attached thereto and all amendments thereof prior to the date of this Agreement.  The parties agree that none of them has made any representation, warranty, covenant or agreement (oral or otherwise) not set forth herein, in the Amended and Restated Data Processing Support Agreement, or the Service Agreement or the instruments and documents contemplated hereby and thereby, and that such agreements, instruments and documents constitute the entire agreement between the parties.

11.8.        Rights Not Exclusive.  No right or remedy under this Agreement, the Amended and Restated Data Processing Support Agreement or the Service Agreement is intended to be exclusive of any other right or remedy (unless expressly so provided herein or therein), and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or thereunder, or now or hereafter legally existing.

11.9.        Waiver.  No waiver shall be deemed to have been made by any party hereto of any of its rights hereunder unless the same shall be in writing.

11.10.      Law Governing.  This Agreement is intended to be performed in accordance with the laws of The Commonwealth of Massachusetts and shall be construed governed and enforced in accordance therewith.

11.11.      Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or in any way be deemed to constitute a part hereof.

11.12.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.13.      Affiliate.  For purposes of this Agreement, “Affiliate” shall mean the parent of either party (a corporation or other business entity owning 51% or more of the capital of such party) and any Subsidiary of such party or of such party’s parent.  “Subsidiary” shall mean a corporation or other entity, fifty-one percent (51%) or more of the capital stock (or similar equity interest) of which is owned by a party or a Subsidiary of a party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

STATE STREET CORPORATION

By:	/s/ James S. Phalen
James S. Phalen

DST SYSTEMS, INC.

By:	/s/ Thomas A. McDonnell
Thomas A. McDonnell

Boston Financial Data Services, Inc. hereby agrees to execute and perform the agreements referred to in the foregoing Agreement to which it is a named party and to the restrictions on its capital stock as set forth in Section 2.9 and in Section 10 of the foregoing Agreement.

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Stephen C. Hooley
Stephen C. Hooley